Exhibit 99.1

Continental Fuels Completes Acquisition of Geer Tank Trucks - North Texas Oil
Purchasing Company - Gains Access to Crude Contracts and Pipelines - Immediate
Additional Revenue

Houston, Texas (December 17, 2007) With conventional financing provided by Sheridan Asset Management, LLC of
New York, Continental Fuels, Inc. (OTC BB: CFUL) (FWB: CIQB) has completed the purchase of all of the outstanding stock of Geer Tank Trucks, Inc. (